EXHIBIT 2
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                     FIRST AMENDMENT TO THE CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO THE CREDIT AGREEMENT (this "Amendment"), effective as of December 1, 2001 (the "Effective Date"), is entered into by and between Amerigon Incorporated, a California corporation (the "Company"), and Big Beaver Investments LLC, a Delaware limited liability company (the "Lender").

                                    RECITALS
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         A. The Company and the Lender are parties to that certain Credit
Agreement dated as of September 20, 2001 (the "Credit Agreement") pursuant to which the Lender has extended to the Company the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000).

         B. The Company desires to obtain an additional loan from the Lender in the principal amount of One Million Dollars ($1,000,000) (the "Additional Loan") pursuant to the terms and conditions of the Credit Agreement, as amended by this Amendment.

         C. In addition, the Company and the Lender desire to make certain amendments to the Credit Agreement as provided herein.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

         2. Amendments To Credit Agreement.

                  (a) The following definitions as set forth in Section 1.01 of the Credit Agreement shall be amended in its entirety as follows:

         "FINAL MATURITY DATE" means the earlier to occur of: (i) March 1, 2002;
         (ii) the occurrence of a Trigger Event; or (iii) acceleration of the Loan pursuant to Section 6.02.

         "LOAN DOCUMENTS" means the Credit Agreement dated as of September 20, 2001 (the "Credit Agreement") between the Company and the Lender, the First Amendment to the Credit Agreement effective as of December 1, 2001 (the "Amendment") between the Company and the Lender, the Note, the Collateral Documents (as each of the foregoing may be restated, amended, modified, renewed, or extended from time to time), and all other certificates, documents, agreements and instruments delivered to the Lender under or in connection with the Loan.

         "MARKET PRICE" shall mean the lowest price per share of Common Stock

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         determined by: (i) the average closing bid price of the Common Stock, for ten (10) consecutive Business Days ending on November 27, 2001 (the "Market Price Determination Date"), as reported by Nasdaq, if the Common Stock is traded on the Nasdaq SmallCap Market; (ii) the average last reported sale price of the Common Stock, for ten (10) consecutive Business Days ending on the Market Price Determination Date, as reported by the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or by Nasdaq, if the Common Stock is traded on the Nasdaq National Market;
         (iii) the average closing bid price or the last reported sale price, as the case may be, for the ninety (90) calendar days ending on the Market Price Determination Date; or (iv) a price not to exceed $1.15 per share.

                  (b) Section 2.01 of the Credit Agreement shall be amended in its entirety as follows:

         SECTION 2.01 LOAN. Subject to the terms and conditions of the Loan Documents, including satisfaction of the conditions set forth under
         Article III of this Agreement, the Lender agrees to make a term loan to the Company in an aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Loan"), to be advanced to the Company in multiple distributions as follows (each a "Loan Advance"): (i) the first distribution of Five Hundred Thousand Dollars ($500,000) is to be advanced on the Closing Date (the "First Loan Advance"); (ii) the second distribution of Two Hundred Fifty-Thousand Dollars ($250,000) is to be advanced on October 1, 2001 or such other later date as mutually agreed between the parties (the "Second Loan Advance"); (iii) the third distribution of Two Hundred Fifty-Thousand Dollars ($250,000) is to be advanced within two (2) Business Days after the Company satisfies the conditions set forth in Section 3.04, but in no event earlier than October 1, 2001 or such other later date as mutually agreed between the parties (the "Third Loan Advance"); (iv) the fourth distribution of Five Hundred Thousand Dollars ($500,000) is to be advanced on November 1, 2001 or such other later date as mutually agreed between the parties (the "Fourth Loan Advance"); and (v) the final distribution or distributions of an aggregate of One Million Dollars ($1,000,000) are to be advanced on or before January 24, 2002 or such other later date as mutually agreed between the parties (the "Final Loan Advance"). Whenever any Loan Advance hereunder shall be stated to be made on a day other than a Business Day, then such Loan Advance shall be made on the next succeeding Business Day.

                  The first paragraph of Section 2.04 of the Credit Agreement shall be amended in its entirety as follows (provided that the second paragraph of Section 2.04 shall remain applicable without modification or amendment):

         SECTION 2.04 INTEREST. The Company hereby promises to pay, on the date of any prepayment of the Loan and at the Final Maturity Date, interest on the unpaid principal amount of the Loan from the date of each Loan distribution until maturity thereof at a rate equal to ten percent (10%) per annum from the Closing Date through December 1, 2001, and at

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         a rate equal to twelve and one-half percent (12 1/2%) per annum after
         December 1, 2001 for all unpaid principal amounts under the Loan.

                  Section 2.12 of the Credit Agreement shall be amended in its entirety as follows:

         SECTION 2.12. WARRANT. Concurrently with the execution of this Agreement, and in consideration of the Lender's agreement to make the Loan to the Company, the Company will issue to the Lender a warrant to purchase an amount of the Common Stock of the Company equal to thirty (30%) of the principal amount of the Loan (i.e. $750,000) divided by the exercise price as set forth in the warrant, and on the terms and conditions set forth in the warrant.

                  Section 3.02(c) of the Credit Agreement shall be amended in its entirety as follows:

         OFFICER'S CERTIFICATE. The Lender shall have received certificates duly executed by a disinterested Responsible Officer of the Company dated the date of each Loan Advance certifying in such detail as the Lender may reasonably request to the fulfillment of the conditions specified in Sections 3.02(a) and 3.02(b).

                  Section 7.04(a) of the Credit Agreement shall be amended in its entirety as follows:

         COSTS AND EXPENSES. The Company agrees to pay on demand: (i) the reasonable out-of-pocket costs and expenses of the Lender and any of its Affiliates, and the reasonable fees and disbursements of counsel to the Lender and its Affiliates, in connection with the Loan, including the negotiation, preparation, execution, delivery and administration of the Loan Documents and any amendments, modifications or waivers of the terms thereof, and (ii) all reasonable costs and expenses of the Lender and its Affiliates, and fees and disbursements of counsel, in connection with (A) any Default, (B) the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Loan Documents, (C) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, and
         (D) the preservation of and realization upon any of the Collateral. Without limiting the foregoing, the Lender shall have the right, but not the obligation, to automatically deduct from each Loan Advance any and all of the foregoing costs and expenses of the Lender and any of its Affiliates incurred or reasonably expected to be incurred in connection with the Loan; accordingly, the amount of such Loan Advance actually disbursed to the Company may be less of such deducted amounts.

                  Section 7.07 of the Credit Agreement shall be amended in its entirety as follows:

         SECTION 7.07 BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when it shall have been executed by the Company and the Lender and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Company, the Lender and their respective permitted successors and permitted assigns. The Company shall not have

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         the right to assign its rights or Obligations or any interest herein or therein without the prior written consent of the Lender. The Lender reserves the right freely to sell, assign, transfer or grant participations in all or any portion of the Lender's rights and obligations hereunder and under the other Loan Documents to any Person. In the event of any such assignment, the assignee shall be deemed a "Lender" for all purposes of the Loan Documents with respect to the rights and obligations assigned to it, and the obligations of the Lender so assigned shall thereupon terminate. The Company shall, from time to time upon request of the Lender, enter into such amendments to the Loan Documents and execute and deliver such other documents as shall be necessary to effect any such grant or assignment. The Company agrees that in connection with any such grant or assignment, the Lender may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Company (subject to such Person entering into a confidentiality agreement with the Company on terms reasonably satisfactory to the Company).

                  The following provisions shall be added to the end of Article III of the Credit Agreement:

         SECTION 3.06 CONDITIONS PRECEDENT TO THE FINAL LOAN ADVANCE. The obligation of the Lender to make the Final Loan Advance shall be subject to the satisfaction of each of the following conditions precedent before or concurrently on the date of the Final Loan Advance (the "Amendment Closing Date"):

                           (a) COMPLIANCE. The Company shall have performed and complied with all conditions precedent set forth in Sections 3.01 and 3.02.

                           (b) DOCUMENTS. The Lender shall have received each of the following in form and substance satisfactory to it:

     the Amendment duly executed by the Company;

                                    the duly executed Amended and Restated
                  Convertible Promissory Note (the "Amended Note");

                                    an opinion of legal counsel to the Company
                  dated as of the Amendment Closing Date;

                                    the duly executed Amended and Restated
                  Bridge Loan Warrant (the "Amended Warrant");

                                    the Third Amendment to the Investors' Rights
                  Agreement executed by the Company and Westar Capital II, LLC ("Westar");

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                                    an estoppel certificate dated the Amendment
                  Closing Date and executed by Westar, the Company, each disinterested member of the Board of Directors of the Company (the "Board"), and each disinterested executive officer of the Company;

                                    evidence that (A) all authorizations or
                  approvals of any governmental agency or authority, and approvals or consents of any other Person, required in connection with the execution, delivery and performance of the Loan Documents shall have been obtained and (B) a certificate of the Secretary or other appropriate officer of the Company, dated the Amendment Closing Date, certifying (1) copies of its Charter Documents and the resolutions and other actions taken or adopted by disinterested members of the Board or shareholders of the Company authorizing the execution, delivery and performance of the Loan Documents and such other documents referenced herein, (2) the incumbency, authority and signatures of each officer of the Company authorized to execute and deliver the Loan Documents and act with respect thereto, (3) the disinterested members of the Board have acknowledged that the Loan Documents were negotiated at arm's length and the consideration therefor is fair and based in part upon advice of Roth Capital, (4) the disinterested members of the Board have waived any right to re-characterize the Loan Documents and transactions contemplated therein as equity participation, and (5) the disinterested members of the Board have approved the form and substance of this Amendment, the Amended Note and the Amended Warrant, and the transactions contemplated therein; and

                                    a certificate duly executed by a
                  disinterested Responsible Officer of the Company dated the Amendment Closing Date certifying in such detail as the Lender may reasonably request to the fulfillment of all conditions contained in this Section 3.06.

         3. Representations And Warranties. The Company hereby represents and warrants to the Lender as follows:

                  (a) No Default or Event of Default has occurred and is continuing.

                  (b) There has been no material breach of any term or condition of any of the Loan Documents.

                  (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct and apply with full force and effect to this Amendment.

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                  (d) All Collateral Documents apply with full force and effect to this Amendment and the Additional Loan.

                  (e) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  (f) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Lender or any other Person.

         4. Reservation Of Rights. The Company acknowledges and agrees that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lender to forbear or execute similar amendments under the same or similar circumstances in the future. The Company further acknowledges and agrees that, except as expressly provided in the Loan Documents, neither the Lender nor any of its Affiliates have any commitment or other undertaking to advance any additional funds to the Company or its Affiliates.

         5. Prior Warrant and Note. Upon due execution of the Amended Note and the Amended Warrant by the Company and receipt thereof by the Lender, the Amended Note and the Amended Warrant shall supercede and replace the Convertible Promissory Note and the Bridge Loan Warrant, each dated September 20, 2001, issued by the Company to the Lender in connection with the Credit Agreement.

         6. Miscellaneous.

                  (a) Except as herein expressly amended by this Amendment, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                  (b) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 7.01 of the Credit Agreement.

                  (c) This Amendment shall become effective when it shall have been executed by the Company and the Lender and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Company, the Lender and their respective permitted successors and permitted assigns. The Company shall

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not have the right to assign its rights or Obligations or any interest herein or therein without the prior written consent of the Lender. The Lender reserves the right freely to sell, assign, transfer or grant participations in all or any portion of the Lender's rights and obligations hereunder and under the other
Loan Documents to any Person.

                  (d) This Amendment shall be governed by and construed in accordance with the law of the State of California.

                  (e) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                  (f) Each of the parties hereto understands and agrees that this Amendment (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Lender of a facsimile transmitted document purportedly bearing the signature of the Company shall bind the Company with the same force and effect as the delivery of a hard copy original. Any failure by the Lender to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document which hard copy page was not received by the Lender.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this First
Amendment to the Credit Agreement effective as of the Effective Date.

                                    THE COMPANY:

                                    AMERIGON INCORPORATED, a California
                                    corporation


                                    By:  /s/  SANDRA L. GROUF
                                         --------------------
                                    Name:  Sandra L. Grouf
                                    Title:  Chief Financial Office and Secretary


                                    THE LENDER:

                                    BIG BEAVER INVESTMENTS LLC, a
                                    Delaware limited liability company


                                    By:  /s/  PAUL OSTER
                                         ---------------
                                    Name:  Paul Oster
                                    Title:  Treasurer



                                   EXHIBIT 2